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                                                                     EXHIBIT 1.1

                        PACKAGING CORPORATION OF AMERICA

                                  Common Stock

                              --------------------

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)
                              --------------------


                                                               October [ ], 1999

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
As representatives of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004.

Ladies and Gentlemen:

        Packaging Corporation of America, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,500,000 shares of common stock, par value $.01 per share (the "Stock"), of the Company and Tenneco Packaging Inc., a stockholder of the Company (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 27,800,000 shares and, at the election of the Underwriters, up to 5,128,192 additional shares of Stock. The aggregate of 34,300,000 shares to be sold by the Company and the Selling Stockholder is herein called the "Firm Shares" and the aggregate of 5,128,192 additional shares to be sold by the Selling Stockholder is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares". Tenneco Inc., a Delaware corporation (the "Parent"), owns 100% of the capital stock of the Selling Stockholder.

        It is understood and agreed to by all parties that the Company, the Parent and the Selling Stockholder are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholder of up to a total of 9,857,048 shares of Stock (the "International Shares"), including the overallot-

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ment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Morgan Stanley & Co. International Limited, Salomon Brothers International Limited, Deutsche Bank AG London and J.P. Morgan Securities Ltd. are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute or additional pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

        1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (i) A registration statement on Form S-1 (File No. 333-86963) as amended by any pre-effective amendments filed prior to the execution and delivery of this Agreement by each of the Underwriters (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effec-


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        tive, are hereinafter collectively called the "Registration Statement";
        and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Selling Stockholder expressly for use therein;

                (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Selling Stockholder expressly for use therein;

                (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to the grant or exercise of options under plans described in the Prospectus) or increase in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects


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        except such as are described in the Prospectus or such as would not have a material adverse effect on the business, senior management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");
        and any real property and buildings held under lease or cutting rights by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases or other agreements with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect;

                (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, other than where the failure to be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, other than where the failure to be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized, validly issued, fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests and claims other than liens, encumbrances, security interests and claims created pursuant to the senior bank financing as described in the Prospectus;

                (viii) The unissued Firm Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and therein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

                (ix) This Agreement and the International Underwriting Agreement have each been duly authorized, executed and delivered by the Company. The issue and sale of the Shares to be sold by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company with all of the provi-


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        sions of this Agreement and the International Underwriting Agreement and
        the consummation of the transactions herein and therein contemplated will not (a) violate the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries, (b) constitute a violation by the Company or any of its subsidiaries of any applicable provision of any law, statute or regulation, except for violations which would not, singly or in the aggregate, have a Material Adverse Effect, or (c) breach, or result in a default under, any agreement known to the Company's executive officers to be material to the Company and its subsidiaries taken as a whole, except for conflicts or breaches which would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters, (ii) as have been obtained or (iii) the failure to obtain of which would not, singly or in the aggregate, have a Material Adverse Effect;

                (x) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate or articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except, in the case of any indenture, mortgage, deed of trust, loan agreement or other agreement, for violations and defaults which would not, singly or in the aggregate, have a Material Adverse Effect;

                (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "U.S. Federal Tax Consequences for Non-United States Holders of Common Stock", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                (xii) Other than as set forth in the Prospectus, there are no legal or governmental investigations of which the Company has received notice or proceedings pending against or affecting the Company or any of its subsidiaries or any of their respective properties which, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, reasonably be expected to have Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no court and administrative orders, writs, judgments and decrees specifically directed to the Company or any of its subsidiaries and known to the Company's executive officers to be material to the Company and its subsidiaries taken as a whole;


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                (xiii)  Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and as of each Time of Delivery (as defined in Section 4 hereof), in each case except as disclosed in the Prospectus or except where such failure to own, possess or obtain necessary licenses, permits, certificates, consents, orders, approvals or authorizations or failure to make necessary declarations and filings would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Prospectus or except as would not, singly or in the aggregate, have a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations (other than Environmental Laws (as defined herein)) relating to the conduct of its business as conducted as of the date hereof and as of each Time of Delivery, except as disclosed in the Prospectus or except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect;

                (xiv) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or other approval, except as disclosed in the Prospectus or except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failures to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect;

                (xv) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities; on the basis of such review, the Company has reasonably concluded that, except as disclosed in the Prospectus, such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

                (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");


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                (xvii)  Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                (xviii) Arthur Anderson LLP, who has certified certain historical financial information of the containerboard and corrugated packaging products group of the Selling Stockholder and its subsidiaries, and Ernst & Young LLP, who has certified certain historical financial information of the Company and its subsidiaries, are each, to the Company's knowledge, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

                (xix) The Company has reviewed its operations and that of its subsidiaries and any vendors and suppliers with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, except as disclosed in the Prospectus, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

        (b) The Selling Stockholder and the Parent, jointly and severally, represent and warrant to, and agree with, each of the Underwriters and the Company that:

                (i) The Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                (ii) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the International Underwriting Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement, have been obtained; and the Selling Stockholder has full right, power and authority (a) to enter into this Agreement and the International Underwriting Agreement and each such agreement has been duly executed and delivered by the Selling Stockholder and (b) to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement;

                (iii) The sale of the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not (a) violate the certificate of incorporation or by-laws of the Selling Stockholder, (b) constitute a violation by the Selling Stockholder of any applicable


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        provision of any law, statute or regulation, except for violations which would not affect the ability of the Selling Stockholder to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International Underwriting Agreement, or (c) breach, or result in a default under, any agreement known to the Selling Stockholder's executive officers to be material to the Selling Stockholder, except for conflicts or breaches which would not affect the ability of the Selling Stockholder to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International Underwriting Agreement);

                (iv) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims (other than the restrictions on transfer specifically set forth in the Stockholders Agreement dated as of April 12, 1999 by and among the Selling Stockholder, the Company and PCA Holdings LLC, which restrictions will cease to be effective at the Time of Delivery in respect of Shares delivered and paid for pursuant hereto and thereto); and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, security interests and claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

                (v) During the period beginning on the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, hedge, contract to sell, hedge or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares (it being understood that such securities do not include the Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010), including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent, except that the Selling Stockholder may transfer such securities to Parent or to any Affiliate of Parent who agrees in a writing in form and substance satisfactory to the Representatives to be bound by the terms and conditions of this Agreement;

                (vi) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein,


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        such Preliminary Prospectus and the Registration Statement did, and the
        Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

                (ix) The Shares are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the Selling Stockholder, or by the occurrence of any other event; and if the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the International Underwriting Agreement.

        (c) The Parent represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                (i) The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and all of the issued shares of capital stock of the Selling Stockholder have been duly and validly issued and are fully paid and non-assessable;

                (ii) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Parent of this Agreement and the International Underwriting Agreement have been obtained; and the Parent has full right, power and authority to enter into this Agreement and the International Underwriting Agreement and each such agreement has been duly executed and delivered by the Parent;

                (iii) The compliance by the Parent with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not (a) violate the certificate of incorporation or by-laws of the Parent, (b) constitute a violation by the Parent of any applicable provision of any law, statute or regulation, except for violations which would not affect the ability of the Parent to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International


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        Underwriting Agreement, or (c) breach, or result in a default under, any agreement known to the Parent's executive officers to be material to the Parent, except for conflicts or breaches which would not affect the ability of the Parent to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International Underwriting Agreement; and

                (iv) The Parent has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        2. Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase
price per share of $          , the number of Firm Shares (to be adjusted by you
so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 5,128,192 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Company and the Selling Stockholder to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the respective accounts specified by the Company and the Selling Stockholder to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m.,
New York City time, on ............., 1999 or such other time and date as
Goldman, Sachs & Co., the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at
 ..............p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.      The Company agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration

        Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) Prior to 11:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
        Section 10(a)(3) of the Act;

                (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with

        Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                (e) During the period beginning on the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, hedge, contract to sell, hedge or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares (it being understood that such securities do not include the Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010), including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                (h) To use the net proceeds received by it from the sale of the Firm Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange"); and

                (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the

        Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        6. The Company and the Selling Stockholder, jointly and severally, covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants; (ii) the fees, disbursements and expenses of one firm selected as counsel for the Selling Stockholder in connection with the registration of the Shares; (iii) all expenses, including registration and filing fees, in connection with the preparation, printing, filing and distribution of the registration statement, any preliminary prospectus or final prospectus, term sheets and any other offering documents, and amendments and supplements thereto, and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda, and any other documents in connection with the offering, sale or delivery of the Shares; (v) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the fees, disbursements and expenses of counsel for the underwriters in connection with such qualification and in connection with blue sky and legal investment surveys; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (viii) all security engraving and security printing expenses; (ix) all fees, disbursements and expenses payable in connection with the listing of the Shares on any securities exchange or automated interdealer quotation system and the rating of such Shares; and (x) other out-of-pocket expenses of the Selling Stockholder with respect to participating in such registration to the extent the Company is contractually obligated to pay such expenses; and (b) the Selling Stockholder will pay or cause to be paid all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. Notwithstanding the foregoing, the Selling Stockholder and the Company shall each be responsible for its own internal administrative and similar costs. In connection with clause (b) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding any other provision in this Agreement to the contrary, the Company and the Selling Shareholder agree that, as between them, the responsibility for expenses, including the expenses described in this Section 6, shall be determined as set forth in the Registration Rights Agreement dated April 12, 1999 among the Company, the Selling Shareholder and PCA Holdings LLC, and, further, that if a party is required under this Agreement to pay an amount for which the other party is responsible under such Registration Rights Agreement, the responsible party shall, upon demand, reimburse the other party.

        7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all rep-resentations and warranties and other statements of the Company, of the Parent and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Parent and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                (b) Cahill Gordon & Reindel, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                (c) Kirkland & Ellis, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                        (i) The Company has been duly incorporated under the General Corporation Law of the State of Delaware;

                        (ii) The Company is existing and in good standing under the General Corporation Law of the State of Delaware (for purposes of the opinions in this paragraph, such counsel being entitled to rely exclusively upon the certificates issued by the governmental authorities in the State of Delaware);

                        (iii) As of the date of such Time of Delivery, the authorized capital stock of the Company consists of
                (A) 300,000,000 shares of common stock, par value $0.01 per share, and (B) 3,000,100 shares of preferred stock consisting of (x) 3,000,000 shares of Senior Exchangeable Preferred Stock due 2010, par value $0.01 per share, and
                (y) 100 shares of Junior Preferred Stock, par value $0.01 per share; the outstanding capital stock of the Company (including the Shares being delivered at such Time of Delivery) has been duly authorized and is validly issued, fully paid and non-assessable;

                        (iv) The issuance of the Shares to be sold by the Company has been duly authorized and, when appropriate certificates representing such Shares are duly countersigned by the Company's transfer agent and registrar and delivered against payment of the agreed consideration therefor in accordance with the terms of this Agreement and the International Underwriting Agreement, will be validly issued, fully paid and non-assessable, and nothing has come to the attention of such counsel that has caused such counsel to conclude that the issuance of such Shares will be subject to any preemptive or similar rights;

                        (v) Each of Dahlonega Packaging Corporation, PCA Hydro, Inc., PCA Tomahawk Corporation and PCA Valdosta Corporation is existing and in good standing under the General Corporation Law of the State of Delaware; Dixie Container Corporation is existing and in good standing under the Virginia Stock Corporation Act (for purposes of the opinions in this paragraph, such counsel being entitled to rely exclusively upon the certificates issued by the governmental authorities in the required jurisdictions);

                        (vi) As of the date of such Time of Delivery, based solely upon review of the stock ledgers of each of the subsidiaries of the Company, the Company is the record holder of all of the outstanding shares of capital stock of each of its subsidiaries;

                        (vii) The Company has the corporate power to enter into and perform its obligations under this Agreement and the International Underwriting Agreements and to issue, sell and deliver the Firm Shares as contemplated by this Agreement and the International Underwriting Agreement; the Company has the corporate power to own and lease its properties and to conduct its business as described in the Prospectus;

                        (viii) The Board of Directors of the Company has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of this Agreement and the International Underwriting Agreement; no approval by the stockholders of the Company is required, except as shall have been obtained;

                        (ix) The Company has duly executed and delivered this Agreement and the International Underwriting Agreement;

                        (x) To such counsel's actual knowledge, no legal or governmental investigations or proceedings are pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which the property or assets of the Company or any of its subsidiaries is subject (i) that would be required under Item 103 of Regulation S-K under the Act to be disclosed in a registration statement or a prospectus delivered at the time of confirmation of the sale of any offering of securities registered under the Act that are not described in the Prospectus or (ii) which seeks to restrain, enjoin or prevent the consum-mation of or otherwise challenge the issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement or the International Underwriting Agreement;

                        (xi) The issue and sale of the Shares to be sold by the Company in accordance with the provisions of this Agreement and the International Underwriting Agreement and the consummation by the Company of the transactions herein and therein contemplated will not (a) violate the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries, (b) constitute a violation by the Company or any of its subsidiaries of any applicable provision of any law, statute or regulation (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement or the International Underwriting Agreement would be permitted, as to which such counsel need express no opinion) or (c) breach, or result in a default under, any existing obligation of the Company and its subsidiaries under any of its Other Specified Agreement (a list of which is attached to such counsel's opinion);

                        (xii) To such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act and the Securities Exchange Act of 1934, as amended, of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications (a) as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters,
                (b) as have been obtained or (c) the failure to obtain which would not have, singly or in the aggregate, a Material Adverse Effect;

                        (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are correct in all material respects;

                        (xiv) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

                        (xv) Based upon such counsel's participation in conferences and its document review, its understanding of applicable law and the experience it has gained in its practice thereunder and relying as to matters of fact upon the statements of officers and other representatives of the Company, such counsel can advise that nothing has come to its attention that has caused it to conclude that (i) the Registration Statement or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than financial statements and related notes and other financial and accounting data included in the Registration Statement, as to which no advice need be given) at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than financial statements and related notes and other financial and accounting data included in the Prospectus, as to which no advice need be given) at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date, either the Registration Statement or the Prospectus (other than financial statements and related notes and other financial and accounting data included in the Registration Statement, as to which no advice need be given) appeared on its face not to be responsive in all material respects to the requirements of Form S-1.

                In rendering such opinion, such counsel may state that they express no opinion as to any laws other than the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States;

                (d) John R. Olsen, Corporate Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than Delaware in which it owns or leases properties or conducts any business, other than where the failure to be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon certificates issued by governmental authorities in the required jurisdictions and upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company);

                (e) Jenner & Block, counsel for the Parent and the Selling Stockholder, shall have furnished to you its written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                        (i)     This Agreement and the International
                Underwriting Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder and the Parent; and the sale of the Shares to be sold by the Selling Stockholder hereunder and thereunder and the compliance by the Parent and the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not (a) violate the certificate of incorporation or by-laws of the Parent or the Selling Stockholder, (b) constitute a violation by the Parent or the Selling Stockholder of any applicable provision of any law, statute or regulation known to such counsel, except for violations which would not affect the ability of the Selling Stockholder or the Parent to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International Underwriting Agreement, or
                (c) breach, or result in a default under, any agreement known to such counsel and the executive officers of the Parent or the Selling Stockholder to be material to the Parent or the Selling Stockholder, except for conflicts or breaches which would not affect the ability of the Selling Stockholder or the Parent to deliver the Shares or otherwise consummate the transactions pursuant to and in accordance with this Agreement and the International Underwriting Agreement;

                        (ii) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Parent and the Selling Stockholder of the transactions contemplated by this Agreement and the International Underwriting Agreement to be performed by them in connection with the Shares to be sold by the Selling Stockholder hereunder or thereunder, except such as have been obtained under the Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters;

                        (iii) Immediately prior to such Time of Delivery the Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by the Selling Stockholder under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, security interests and claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder and thereunder; and

                        (iv) Good and valid title to such Shares, free and clear of all liens, encumbrances, security interests and claims, has been transferred to each of the several Underwriters or International Underwriters, as the case may be, who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

                In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and such counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact (including as to ownership of, and liens, encumbrances, security interests and claims on, the Shares sold by the Selling Stockholder), provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

                (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Arthur Andersen LLP and Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than pursuant to the grant or exercise of options under plans described in the Prospectus) or increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

                (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (j) The Shares to be sold by the Company and the Selling Stockholder at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

                (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons named in
        Schedule III hereto to the effect set forth in Subsection 1(b)(v) hereof in form and substance satisfactory to you;

                (l)     The Company shall have complied with the provisions of
        Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                (m) The Company, the Parent and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, of the Parent and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, the Parent and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, the Parent and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section, and as to such other matters as you may reasonably request.

        8. (a) The Company and the Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; PROVIDED, FURTHER, that the liability of the Selling Stockholder pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by the Selling Stockholder, including any Optional Shares, and the initial public offering price of the Shares as set forth in the Prospectus.

        (b) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)     Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately pre-ceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pur-suant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Parent or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Parent or the Selling Stockholder, and shall survive delivery of and payment for the Shares. No indemnity, agreement, representation, warranty, statement or other provision of this Agreement shall, solely as among the Company, the Parent and/or the Selling Stockholder, amend or modify any other agreement by and among the Company, the Parent and/or the Selling Stockholder; and each indemnity, agreement, representation, warranty and other statement of the Company, the Parent or the Selling Stockholder set forth herein shall not, solely as among such parties and the several Underwriters, be affected or governed by any such agreement.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and/or the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 (c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Parent and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Parent, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence for purposes of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Parent and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       PACKAGING CORPORATION OF AMERICA


                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                       TENNECO PACKAGING INC.


                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                       TENNECO INC.


                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof
in New York, New York:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.


By:
    -----------------------------
      (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                                         Number of Optional
                                                                                            Shares to Be
                                                                  Total Number of           Purchased if
                                                                    Firm Shares            Maximum Option
                        Underwriter                               to Be Purchased            Exercised
                        -----------                           -----------------------  -----------------------
Goldman, Sachs & Co.......................................
Morgan Stanley & Co. Incorporated.........................
Salomon Smith Barney Inc..................................
Deutsche Bank Securities Inc..............................
J.P. Morgan Securities Inc................................
[Names of other Underwriters].............................

                                                              -----------------------  -----------------------
     Total................................................          34,300,000                5,128,192
                                                              -----------------------  -----------------------
                                                              -----------------------  -----------------------


                                   SCHEDULE II

                                                                                         Number of Optional
                                                                                            Shares to Be
                                                                  Total Number of             Sold if
                                                                    Firm Shares            Maximum Option
                        Underwriter                                 to Be Sold               Exercised
                        -----------                           -----------------------  -----------------------
The Company...............................................           6,500,000                        0
The Selling Stockholder...................................          27,800,000                5,128,192

                                                              -----------------------  -----------------------
     Total................................................          34,300,000                5,128,192
                                                              -----------------------  -----------------------
                                                              -----------------------  -----------------------

                                  SCHEDULE III


LOCKUP AGREEMENTS

Packaging Corporation of America
PCA Holdings LLC
Madison Dearborn Partners, LLC
Madison Dearborn Capital Partners III, L.P.
Madison Dearborn Special Equity III, L.P.
Special Advisors Fund I, LLC
J.P. Morgan Capital Corporation
Sixty Wall Street Fund, L.P.
BT Capital Investors, L.P.
Randolph Street Partners II
Tenneco Inc.
Tenneco Packaging Inc.
Paul T. Stecko
William J. Sweeney
Richard B. West
Mark W. Kowlzan
Andrea L. Davey
Dana G. Mead
Theodore R. Tetzlaff
Samuel M. Mencoff
Justin S. Huscher
Thomas S. Souleles
Paul T. Stecko 1999 Dynastic Trust

Each of the signatories to the Management Equity Agreement Among Packaging Corporation of America and each of the persons listed on the signature pages thereto, dated as of June 1, 1999.

                                                                         ANNEX I


        Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

                (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
        (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

        (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

        (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

        (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

        (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

        (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


                                       3